UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


                                January 26, 2004
                Date of Report (Date of earliest event reported)

                                FIRST BANKS, INC.
             (Exact name of registrant as specified in its charter)


          MISSOURI                  0-20632                   43-1175538
(State or other jurisdiction  (Commission File Number)     (I.R.S. Employer
      of incorporation)                                   Identification No.)


                   135 North Meramec, Clayton, Missouri 63105
               (Address of principal executive offices) (Zip code)


                                 (314) 854-4600
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)

                                FIRST BANKS, INC.

                                TABLE OF CONTENTS




                                                                                                     Page
                                                                                                     ----

ITEM 12.   RESULTS OF OPERATIONS AND FINANCIAL CONDITION............................................  1

SIGNATURES..........................................................................................  2

             ITEM 12 - RESULTS OF OPERATIONS AND FINANCIAL CONDITION

         On January 23, 2004, First Banks, Inc. issued a press release announcing its financial results for the three months and year ended December 31, 2003. A copy of the press release is attached as Exhibit 99.1.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              FIRST BANKS, INC.





Date:  January 26, 2004       By: /s/ Allen H. Blake
                                  ---------------------------------------------
                                      Allen H. Blake
                                      President, Chief Executive Officer and
                                      Chief Financial Officer
                                      (Principal Executive Officer and Principal
                                      Financial and Accounting Officer)

                                                                    Exhibit 99.1
                                First Banks, Inc.
                               St. Louis, Missouri

Contact: Allen H. Blake                         Terrance M. McCarthy
         President and                          Senior Executive Vice President
         Chief Executive Officer                and Chief Operating Officer
         First Banks, Inc.                      First Banks, Inc.
         (314) 592-5000                         (314) 592-5000

Traded:  NASDAQ
Symbol:  FBNKN - (First Preferred  Capital Trust  II, a   subsidiary   of  First
                 Banks, Inc.)
         FBNKM - (First Preferred  Capital  Trust III,  a  subsidiary  of  First
                 Banks, Inc.)

Traded:  NYSE
Symbol:  FBSPrA - (First Preferred  Capital  Trust  IV, a  subsidiary  of  First
                  Banks, Inc.)

FOR IMMEDIATE RELEASE:

                           First Banks, Inc. Announces
                    Fourth Quarter and Year End 2003 Earnings

         St. Louis, Missouri, January 23, 2004. First Banks, Inc. ("First Banks" or the "Company") reported net income of $15.4 million and $62.8 million for the three months and year ended December 31, 2003, respectively, compared to $14.8 million and $45.2 million for the comparable periods in 2002. Results for 2003 reflect increased net interest income and noninterest income and decreased provisions for loan losses, which were partially offset by higher operating expenses and an increase in the effective tax rate. The increase in net income for 2003 is primarily attributable to increased net interest income resulting from reduced deposit rates and earnings on interest rate swap agreements associated with the Company's interest rate risk management program, increased gains on mortgage loans sold and held for sale and a gain relating to the partial exchange of First Banks' investment in Allegiant Bancorp, Inc., St. Louis, Missouri ("Allegiant"), for a 100% ownership interest in Bank of Ste. Genevieve, Ste. Genevieve, Missouri. The Company's remaining investment in the common stock of Allegiant after the partial exchange was contributed in full to a previously established charitable foundation in the fourth quarter of 2003. This contribution was partially offset by the gain realized on the increase in the market value of the Allegiant common stock and the related income tax effects of the transaction. The increase in the effective tax rate in 2003 is primarily attributable to higher taxable income and the merger of the Company's two bank charters in 2003, which resulted in higher taxable income allocations in states where the Company files separate state tax returns.

         On December 31, 2003, the Company implemented FASB Interpretation No. 46, Consolidation of Variable Interest Entities, an interpretation of ARB No.
51, resulting in the deconsolidation of the Company's five statutory and business trusts, which were created for the sole purpose of issuing trust preferred securities. The implementation of this Interpretation had no material effect on the consolidated financial position or results of operations for any of the periods presented.

         Allen H. Blake, President and Chief Executive Officer of First Banks, said, "First Banks' financial performance for 2003 continues to reflect our adaptation to the current interest rate environment and weak economic conditions that have prevailed over the last two years. While continuing to address residual problems in the loan and lease portfolio, the Company has focused its efforts on strengthening net interest margin and growing noninterest income while managing operating expenses. This has placed us in a position to benefit from improved economic conditions as they occur."

         The Company experienced continued growth of net interest income in 2003, primarily attributable to lower deposit rates coupled with earnings on interest rate swap agreements that were entered into in conjunction with the Company's interest rate risk management program to mitigate the effects of decreasing interest rates. In addition, during 2003, the Company reduced its subordinated debentures by $63.1 million. Net interest margin improved to 4.51% and 4.45% for the three months and year ended December 31, 2003, respectively, compared to 4.27% and 4.23% for the comparable periods in 2002. Net interest income increased to $73.9 million and $287.1 million for the three months and year ended December 31, 2003, respectively, from $70.2 million and $268.2 million for the comparable periods in 2002. The derivative financial instruments used to hedge the Company's interest rate risk contributed $16.5 million and $64.6 million to net interest income for the three months and year ended December 31, 2003, respectively, compared to $15.1 million and $53.0 million for the comparable periods in 2002. During 2003, the Company issued $73.2 million of subordinated debentures to newly formed trusts associated with the issuance of $25.0 million of trust preferred securities in a private placement and $46.0 million of trust preferred securities in an underwritten public offering. In the second quarter of 2003, the Company redeemed $132.3 million of trust preferred securities that had been issued during 1997 and 1998, thereby reducing its subordinated debenture obligations to the underlying trusts by $136.3 million. The funds necessary for the redemptions were provided from available cash of $32.9 million, borrowings under the Company's note payable of $34.5 million and net proceeds from the issuance of the additional subordinated debentures. These transactions, coupled with the use of additional derivative financial instruments, have allowed First Banks to reduce its overall expense associated with the utilization of trust preferred securities. While these transactions have contributed to the Company's financial performance, prevailing low interest rates, generally weak loan demand and overall economic conditions continue to exert pressure on the net interest margin.

         The Company experienced a higher level of problem loans, related charge-offs and past due loans during 2002 resulting from economic conditions within the Company's markets, additional problems identified in two acquired loan portfolios and continuing deterioration in the commercial leasing portfolio, particularly the segment of the portfolio relating to the airline industry. The Company experienced further deterioration in the commercial leasing portfolio in 2003, contributing to continued higher-than-historical provisions for loan losses. The Company recorded provisions for loan losses of $13.0 million and $49.0 million for the three months and year ended December 31, 2003, respectively, compared to $16.8 million and $55.5 million for the comparable periods in 2002. Net loan charge-offs were $7.3 million and $32.7 million for the three months and year ended December 31, 2003, respectively, compared to $27.2 million and $54.6 million for the comparable periods in 2002. Net charge-offs included a $6.1 million net charge-off on one significant credit relationship in 2003 and $38.6 million on ten significant credit relationships in 2002. Net charge-offs associated with the commercial leasing portfolio increased to $14.4 million in 2003 from $7.9 million in 2002. Nonperforming assets at December 31, 2003 increased to $86.5 million from $82.8 million at December 31, 2002. The allowance for loan losses increased to $116.5 million at December 31, 2003, compared to $99.4 million at December 31, 2002. The Company continues to monitor asset quality and address ongoing challenges posed by the current economic environment and expects nonperforming assets to remain at elevated levels during most of 2004. These trends are considered in the Company's overall assessment of the adequacy of its allowance for loan losses.

         Noninterest income was $27.7 million and $111.0 million for the three months and year ended December 31, 2003, respectively, compared to $24.6 million and $89.5 million for the comparable periods in 2002. Gains on mortgage loans sold increased to $38.9 million in 2003, compared to $28.4 million in 2002, reflecting continued growth of the Company's mortgage banking activities coupled with high volumes of new originations and refinancings associated with lower mortgage loan rates. Overall loan volumes slowed in the fourth quarter of 2003, resulting in a decline in gains on mortgage loans sold to $5.7 million for the three months ended December 31, 2003, compared to $8.1 million for the comparable period in 2002. Service charges on deposit accounts and customer service fees increased to $9.3 million and $36.1 million for the three months and year ended December 31, 2003, respectively, compared to $9.0 million and $31.0 million for the comparable periods in 2002. In addition, net gains aggregating $4.0 million from the sale of four branches were reflected in the fourth quarter of 2003. Also reflected in the increase in noninterest income is a $6.3 million gain on the exchange of common stock of Allegiant held by First Banks for a 100% ownership interest in Bank of Ste. Genevieve, recognized in the first quarter of 2003, and a $2.3 million gain realized on the subsequent contribution of the remaining shares of Allegiant common stock to a charitable foundation in the fourth quarter of 2003. The overall increase in noninterest income in 2003 was partially offset by a reduction in other income of $4.6 million, primarily attributable to increased amortization of mortgage servicing rights.

         Operating expenses were $66.1 million and $250.3 million for the three months and year ended December 31, 2003, respectively, compared to $57.5 million and $232.8 million for the comparable periods in 2002. The increased operating expenses primarily result from increases in salaries and employee benefit expenses associated with the Company's 2002 and 2003 acquisitions and increased commissions paid to mortgage loan originators due to continued higher loan volumes, partially offset by staff realignments surrounding the Company's core business strategies. The increase also reflects charitable contribution expense of $5.1 million recognized by the Company on the contribution of its remaining shares of Allegiant common stock in the fourth quarter of 2003. In addition, write-downs on operating leases associated with the Company's commercial leasing business, primarily resulting from reductions in estimated residual values, were $1.6 million and $6.8 million for the three months and year ended December 31, 2003, respectively, compared to $1.2 million and $2.6 million for the comparable periods in 2002. Occupancy and furniture and equipment expenses remained at higher levels primarily due to acquisitions, technology expenditures for equipment and continued expansion and renovation of various corporate and branch offices.

         At December 31, 2003, First Banks had consolidated assets of $7.11 billion and operated 147 offices in Missouri, Illinois, California and Texas.

                                       ###

This release contains forward-looking statements that are subject to risks and uncertainties arising out of or affecting the Company's business, not all of which can be predicted or anticipated. These statements are based on information currently available to First Banks' management, and numerous factors might cause actual results to differ materially from those contemplated in the forward-looking statements. For additional information, see the discussions of forward-looking statements that appear in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of First Banks' most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission.



                                FIRST BANKS, INC.
                                FINANCIAL SUMMARY
                      (in thousands, except per share data)
                                   (unaudited)

                             Selected Operating Data

                                                                  Three Months Ended           Year Ended
                                                                     December 31,             December 31,
                                                                ---------------------     --------------------
                                                                   2003         2002         2003        2002
                                                                   ----         ----         ----        ----

Interest income..............................................   $  96,694     105,390      391,153     425,721
Interest expense..............................................     22,823      35,211      104,026     157,551
                                                                ---------    --------     --------    --------

   Net interest income........................................     73,871      70,179      287,127     268,170

Provision for loan losses.....................................     13,000      16,800       49,000      55,500

Noninterest income............................................     27,691      24,615      110,950      89,455
Noninterest expense...........................................     66,104      57,524      250,311     232,756
                                                                ---------    --------     --------    --------

   Income before provision for income taxes...................     22,458      20,470       98,766      69,369

Provision for income taxes....................................      7,078       5,300       35,955      22,771

   Net income.................................................  $  15,380      14,805       62,811      45,167
                                                                =========    ========     ========    ========

Basic earnings per common share...............................  $  638.90      614.64     2,621.39    1,875.69
                                                                =========    ========     ========    ========

Diluted earnings per common share.............................  $  634.38      609.63     2,588.31    1,853.64
                                                                =========    ========     ========    ========


                             Selected Financial Data

                                                                          December 31,        December 31,
                                                                              2003                2002
                                                                          ------------        ------------

Total assets.........................................................     $7,106,940           7,351,177
Investment securities................................................      1,049,714           1,145,670
Loans, net of unearned discount......................................      5,328,075           5,432,588
Allowance for loan losses............................................        116,451              99,439
Deposits.............................................................      5,961,615           6,172,820
Note payable.........................................................         17,000               7,000
Other borrowings.....................................................        273,479             265,644
Subordinated debentures..............................................        209,320             278,389
Stockholders' equity.................................................        549,815             519,041
Nonperforming assets.................................................         86,494              82,774


                            Selected Financial Ratios

                                                                Three Months Ended          Year Ended
                                                                   December 31,            December 31,
                                                               ---------------------     ----------------
                                                               2003           2002        2003     2002
                                                               ----           ----        ----     ----

Return on average assets....................................    0.85%          0.81%       0.87%    0.64%
Return on average equity....................................   11.18          11.52       11.68     9.44
Net interest margin.........................................    4.51           4.27        4.45     4.23
Efficiency ratio............................................   65.09          60.68       62.88    65.08
